EXHIBIT 10.2

ESCROW AGREEMENT

Fremont Michigan InsuraCorp, Inc.

Stock Offering

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of June,         , 2004, by and among Fremont Michigan InsuraCorp, Inc., a Michigan corporation (“Company”), Centennial Securities Company, Inc. (“Centennial”) and The Huntington National Bank (“Bank” or “Escrow Agent”).

RECITALS

All capitalized terms not defined in this Agreement shall have the meaning as defined in the Prospectus attached to the Registration Statement.

A. The Company, which is the proposed holding company for Fremont Mutual Insurance Company (“Insurance Company”), proposes to sell, with the assistance of Centennial, up to 920,000 shares of its common stock (“Shares”) pursuant to a surplus note exchange offering, subscription offering, and a community offering (collectively, “Offerings”). The Offerings are being conducted in connection with the conversion of the Insurance Company from mutual to stock form and the simultaneous acquisition of the capital stock of the Insurance Company by the Company pursuant to a Plan of Conversion (“Plan”) adopted by the Board of Directors of each of the Insurance Company and the Company on August 25, 2003 (“Conversion”).

B. The Company intends to offer the Shares pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2004, as amended (“Registration Statement”).

C. The Company desires to establish an escrow account in which Series B Surplus Note certificates (“Note Certificates”) received from persons subscribing for Shares in the surplus note exchange offering and funds received from persons subscribing for or purchasing Shares in the Offerings will be deposited pending completion of the Offerings. The Bank agrees to serve as the Escrow Agent to hold such Note Certificates and funds from, or on behalf of, subscribers or purchasers in accordance with the terms and conditions of this Agreement. The Company and Centennial agree to assist the Escrow Agent in administering the Escrow Account (defined below) and distributing the Note Certificates and funds held in the Escrow Account.

D. The Offerings will be completed if, among other things, the Company receives Stock Order Forms for between 680,000 and 920,000 Shares.

E. All monies held in the Escrow Account are referred to as the “Escrow Amount.”

F. The Note Certificates and monies held in the Escrow Account will be distributed as provided in this Agreement or returned to the subscribers or purchasers. In the event of an oversubscription to the Subscription Offering as described in the Plan and prospectus, the Escrow Agent will follow the instructions of the Company and Centennial in such event in making partial returns of funds to the subscribers.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I.	ESCROW AGENT.

Subject to the terms and conditions hereof, the Company hereby appoints the Bank as Escrow Agent. The Bank hereby accepts such appointment and represents that:

(a) It is a state chartered bank or federally chartered bank or holding company, which is regulated by a state regulatory banking authority, the Federal Reserve, or the Office of the Comptroller of the Currency;

(b) Its domicile and principal place of business are in the United States;

(c) Its deposits are insured by the FDIC;

(d) It will hold and administer the Note Certificates and escrowed funds pursuant to the terms of this Agreement; and

(e) It is neither affiliated with, nor a major creditor of, the Company, though the Escrow Agent, not in its capacity as agent, but as a bank, may from time to time provide banking services to the Company and extend credit pursuant to a line of credit with the Company.

II.	ESTABLISHMENT OF ESCROW ACCOUNT.

On or prior to the date of the commencement of the Offerings, the parties shall establish an escrow account with the Escrow Agent (“Escrow Account”). The Company, through the prospectus or otherwise, will instruct subscribers or purchasers to make checks or money orders for subscriptions or purchases payable to the Escrow Agent, for deposit into the Escrow Account and shall return to subscribers for correction of any non-conforming instruments or reject the deposits and cause the return of funds to such subscribers or purchasers. Escrow Agent agrees to hold all Note Certificates and funds received by it in escrow for the subscriber or purchaser desiring to purchase Shares in the Offerings until such time as the conditions for release of the Note Certificates and funds are met. It is understood that all checks or money orders received by the Escrow Agent are subject to clearance time, and the funds represented thereby cannot be drawn upon or invested until such time as the same constitute good and collected funds. It is also understood that should any checks be returned to the Escrow Agent as uncollectible, the Escrow Agent is authorized and instructed to charge expenses incurred by the Escrow Agent on such uncollected checks to the Company, and the Company hereby agrees to pay to the Escrow Agent all such expenses. The Escrow Agent shall redeposit such checks(s) for collection only upon the verbal or written instruction of the Company; however, in no instance shall the checks(s) be presented for collection more than two (2) times. Should the check(s) be uncollectible after the second presentation, the Escrow Agent shall promptly notify the Company and hold said check(s) until the subscriber or purchaser has replaced the same with a cashier’s check or money order or such other form of draft that the Company and the Escrow Agent approve, at which time the Escrow Agent shall as soon as reasonably practicable return said uncollectible check(s) to the subscriber or purchaser. In lieu thereof, the Company may reject the tendered subscription or purchase. In the event the subscriber or purchaser does not promptly replace said check(s) with a cashier’s check or money order or such other form of draft acceptable to the Escrow Agent and the Company or the Company rejects the tender, the Escrow Agent, at the instruction of the Company, shall return the check(s) to such subscriber or purchaser, accompanied by correspondence approved by the Company.

III.	ADMINISTRATION OF NOTE CERTIFICATES AND FUNDS HELD IN ESCROW.

Centennial shall receive all stock order forms, checks or money orders made payable to the Bank, and Note Certificates from subscribers or purchasers and shall keep such appropriate books and records as are required to perform its functions described herein. Centennial will deliver the Note Certificates, checks and money orders to the Escrow Agent before noon of the next business day following receipt at such office of the Escrow Agent as designated by the Escrow Agent for deposit into the Escrow Account together with a copy of the subscriber’s or purchaser’s Stock Order Form which sets forth, among other things, the subscriber’s or purchaser’s name, address, social security number, telephone number, number of Shares purchased and the amount paid therefor. The Escrow Agent is hereby authorized and instructed to forward each check or money order for collection, deposit the check or money order in the Escrow Account and after allowing for collection of the proceeds of each check or money order in accordance with Federal Reserve Board regulations, invest the Escrow Amount in accordance with the terms hereof. Escrow Agent is hereby authorized and instructed to hold the Note Certificates in accordance with this Agreement. Centennial will maintain all subscriber records until the completion or termination of the Offerings.

The Escrow Agent shall receive all subscription and purchase payments for Shares and shall hold all such payments in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom, in escrow upon the terms and conditions set forth in this Agreement and shall not disburse Note Certificates or funds from the Escrow Account except as provided by the terms of this Agreement. Escrow Agent shall invest the Escrowed Assets pursuant to written instructions from the Company, and in the absence of such instructions, the Escrow Agent agrees to only invest the Escrowed Assets in investments permissible under Rule 15c2-4 of the Securities and Exchange Act of 1934, as amended, and the interpretations thereof set forth in the NASD Notice to Members 84-7, as reissued or amended. In its instructions to the Escrow Agent, the Company may only specify investment in: (1) bank accounts, (2) bank money-market accounts, (3) short-term certificates of deposit issued by a bank, or (4) short-term securities issued or guaranteed by the U.S. Government. Subject to the terms of this Agreement, any income, earnings, proceeds or other gain received on any amounts invested hereunder shall be deposited into the Escrow Account, will be added to and increase the Escrow Amount and may be subsequently reinvested in accordance with the terms hereof, and any losses on any amounts invested hereunder shall decrease the Escrow Amount.

IV.	REJECTION OF PURCHASE ORDERS.

The Registration Statement provides that the purchase of Shares in the Community Offering is subject to the Company’s approval. The Company agrees to notify the Escrow Agent of which stock orders are being rejected by delivering to the Escrow Agent written instructions pertaining thereto. If a stock order is rejected, any funds held in the Escrow Account in connection with such purchase order shall, upon receipt of the written confirmation from the Company set forth in, and otherwise in accordance with, Section VII, be promptly returned to the purchaser, without interest, and without deduction, penalties or expense to the purchaser. Unless a certificate rejecting a stock order is delivered to the Escrow Agent from the Company pursuant to this Section IV, all stock orders received in the Community Offering shall be deemed accepted by the Company.

V.	RELEASE OF ESCROW AMOUNT AND NOTE CERTIFICATES.

If on the date of closing of the Offerings (as more fully described in the Registration Statement) the Escrow Agent has received from the Company and Centennial a certificate stating that the Company has received subscriptions or purchase orders for at least 680,000 Shares and that the Offerings have closed, then the Escrow Agent:

(a) is authorized and instructed to release all Note Certificates to the Company for cancellation in exchange for the issuance of Shares.

(b) is authorized and instructed to pay to the Company the Escrow Amount held by the Escrow Agent in the Escrow Account, less those amounts specified in subsections (c) through (e) below;

(c) shall, upon receipt of the written confirmation from Centennial or the Company set forth in, and otherwise in accordance with, Section VII, distribute to purchasers in the Subscription Offering and the Community Offering out of the Escrow Amount deposited amounts with respect to stock orders which the Company has rejected in accordance with Section IV, or to subscribers in the event of an oversubscription in the Subscription Offering in accordance with instructions provided by the Company and Centennial;

(d) shall be entitled to retain amounts from the Escrow Amount owing to it pursuant to Section XI; and

(e) shall, subject to receipt by the Escrow Agent of a written confirmation signed by both Centennial and the Company as to the agreed amount due, pay to Centennial out of the Escrow Amount an amount equal to Centennial’s fees as the Sales Agent for the offering as described in the Registration Statement and a Sales Agent Agreement between Centennial and the Company.

The Escrow Agent shall not be required to interpret the Sales Agent Agreement, the Registration Statement or any other agreement as to the proper amounts due to be paid under (e) above, but shall rely solely upon the written confirmations described therein. The Escrow Agent’s obligation to make distributions under this Section is limited to the actual amounts on deposit in the Escrow Account.

VI.	CANCELLATION OF OFFERINGS.

If the Company and Centennial give the Escrow Agent written notice that the Offerings have been canceled, the Escrow Agent shall, upon receipt of the written confirmation from Centennial and the Company in accordance with Section VII, promptly return the Note Certificates to the registered holders of the Note Certificates and refund to each subscriber or purchaser the amount received from the subscriber or purchaser, without deduction, penalty or expense to the subscriber or purchaser, and Escrow Agent shall notify the Company and Centennial, in writing, of its distribution of such Note Certificates and funds. The amounts returned to each subscriber or purchaser shall be free and clear of any and all claims of the Escrow Agent, the Company or Centennial, or any creditors of any of them. In such event, notwithstanding any other provision of this Agreement to the contrary, the Company shall alone be responsible for and pay any amounts owing to the Escrow Agent pursuant to Section XI.

VII.	DELIVERY OF PAYMENTS OR REFUNDS.

Upon receiving written confirmation from the Company and Centennial of the amount due to any subscriber or purchaser, the Escrow Agent shall prepare the necessary checks or money orders. All payments or refunds to be made by the Escrow Agent to a subscriber or purchaser pursuant to Sections IV, V or VI shall be forwarded, by first-class mail, to the last known address of the subscriber or purchaser, as communicated in writing to the Escrow Agent by the Company, Centennial or the subscriber or purchaser. All payments to be made by the Escrow Agent to the Company pursuant to Section V shall be issued to such account as the Company shall direct, in writing.

VIII.	THE COMPANY NOT ENTITLED TO ESCROW AMOUNT IN ESCROW UNTIL RELEASED.

Until a portion of the Escrow Amount is distributed to it pursuant to Section V, the Company acknowledges that (i) it is not entitled to any portion of the Escrow Amount and (ii) no amounts deposited in the Escrow Account shall become the property of the Company or be subject to the liabilities of the Company.

IX.	INTEREST.

Interest, as used in Sections IV, V, VI, VII, and IX of this Agreement, shall mean investment income, if any, earned on the Escrow Amount, as invested in accordance with the terms hereof. Interest accrued on the Escrow Amount shall be paid out to the Company in the amounts calculated promptly after such interest is credited to the Escrow Account.

X.	ESCROW AMOUNT MAY NOT SECURE LOAN.

Until released in accordance herewith, the Escrow Amount shall at no time be used directly or indirectly as security for a loan or any other obligation of the Company and, except as otherwise expressly provided in Section XI hereof, shall be subject to no right, charge, security interest, lien, setoff or claim of any kind in favor of the Escrow Agent or any person claiming through the Escrow Agent.

XI.	AUTHORITY OF ESCROW AGENT AND LIMITATION OF LIABILITY.

(a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its negligence or willful misconduct.

(b) Escrow Agent may act in reliance upon any writing, instrument, notice or instruction or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing, instrument, notice or instruction and may assume that any person purporting to give any writing, instrument, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

(c) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(d) The Company agrees to pay to Escrow Agent compensation for its services hereunder in accordance with the schedule of fees set forth on Exhibit A attached hereto. In the event Escrow Agent renders any extraordinary services in connection with the Escrow Account, Escrow Agent shall be entitled to additional compensation therefore provided both the Company and Centennial have requested the services and Escrow Agent has informed the Company, in writing, of the additional charge prior to incurring such expense. Escrow Agent shall have a first lien against the Company’s rights in and to the funds in the Escrow Account to secure the obligations of the Company hereunder. The terms of this paragraph shall survive termination of this Agreement.

(e) The Company hereby agrees to indemnify Escrow Agent and hold it harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which

Escrow Agent may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Company’s rights in and to the funds in the Escrow Account to secure the obligations of the Company hereunder. The terms of this paragraph shall survive termination of this Agreement.

(f) Whenever Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, or otherwise determines instruction to be necessary or desirable, Escrow Agent shall promptly give notice (in such form as shall be reasonable under the circumstances) to the Company requesting instruction as to the course of action to be adopted, and, to the extent Escrow Agent acts in good faith in accordance with any such instruction received, Escrow Agent shall not be liable on account of such action to any person. In the event Escrow Agent receives conflicting instructions under this paragraph or any other provision of this Agreement, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the reasonable satisfaction of Escrow Agent.

(g) Escrow Agent may resign as Escrow Agent by giving notice in writing of such resignation to the Company, which notice shall specify a date upon which such resignation shall take effect. The Company shall, within sixty (60) business days after receiving the foregoing notice from Escrow Agent, designate a substitute escrow agent (“Substitute Escrow Agent”), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder. The Escrow Agent’s resignation shall not be effective until the Substitute Escrow Agent has been designated. In the event the Company shall not have delivered to Escrow Agent a written designation of Substitute Escrow Agent within the aforementioned sixty (60) day period, together with the consent to such designation by the Substitute Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a Substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable from the Company and from the Escrow Amount. Upon the Escrow Agent’s effective resignation, the Escrow Agent shall be discharged from any and all further duties and obligations under this Agreement

XII.	NOTICES.

Except as otherwise provided herein, any notice, instruction, instrument or other document to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth on the signature page hereof or at such other address specified in writing by the addressee, or upon actual receipt via facsimile or telecopier transmission at the number set forth on the signature page hereof or at such other number specified in writing by the addressee.

XIII.	AMENDMENT.

This Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.

XIV.	TERMINATION.

This Agreement will terminate upon the disbursement of all Note Certificates and funds in the Escrow Account, as provided above, by the Escrow Agent.

XV.	GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with Michigan law in all respects without regard to principles of conflict of laws.

XVI.	COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective officer as of the day and year first above written.

FREMONT MICHIGAN INSURACORP, INC.

By:
Richard E. Dunning Title: President Address: 933 E. Main St., Fremont MI. 49412-9751 Fax: (231) 924-0880

THE HUNTINGTON NATIONAL BANK as Escrow Agent

By:
Name: Title: Address: Fax:

CENTENNIAL SECURITIES COMPANY, INC.

By:
Name: Title: Address: 3075 Charlevoix Dr. SE, P.O. Box 6217, Grand Rapids, MI 49516-6217 Fax: (616) 942-6389